UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                          Date of Report: June 5, 2007

                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



        Delaware                       1-9494                    13-3228013
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                   727 Fifth Avenue, New York, New York  10022
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June 5, 2007, Registrant's wholly-owned subsidiary, Tiffany & Co. Japan Inc. ("Tiffany-Japan") was provided with a fully signed copy of a Memorandum of Agreement ("Memorandum") with Mitsukoshi Ltd. of Japan ("Mitsukoshi") dated May 16, 2007. The Memorandum extends and modifies a prior agreement between the parties dated August 1, 2001 (the "Prior Agreement"). (The Prior Agreement was listed as Exhibit 10.128 to Registrants Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and incorporated by reference from Exhibit
10.128 filed with Registrant Report on Form 8-K dated August 1, 2001.)

The Memorandum extends the expiration date of the Prior Agreement until January 31, 2008, modifies the percentage of sales retained by Mitsukoshi in various categories of TIFFANY & CO. boutiques and on certain types of merchandise and provides, with respect to certain boutiques, for closing, re-categorization, relocation or renovation.

The Memorandum provides that the parties shall continue to have good-faith discussions seeking agreement on further extension of the expiration date of the Prior Agreement.


Item 9.01    Financial Statements and Exhibits.

    (c)      Exhibits

   10.128a Memorandum of Agreement Regarding Extension and Amendment of 2001 Agreement dated the 16th day of May, 2007 by and between Tiffany & Co. Japan, Inc. and Mitsukoshi Limited


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TIFFANY & CO.


                                BY: /s/ Patrick B. Dorsey
                                    -------------------------------------
                                    Patrick B. Dorsey
                                    Senior Vice President, General Counsel
                                    and Secretary



Date:  June 6, 2007

                                  EXHIBIT INDEX


Exhibit No.    Description

10.128a Memorandum of Agreement Regarding Extension and Amendment of 2001 Agreement dated the 16th day of May, 2007 by and between Tiffany & Co. Japan, Inc. and Mitsukoshi Limited